UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2007 (February 7, 2007)
Date of Report (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420

(Address of principal executive offices, including zip code)

(781) 795-4100
(Registrant's telephone number, including area code)

_________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Change in Control of Registrant.

On February 7, 2007, Pilgrim Acquisition Corporation ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of SmithKline Beecham Corporation, a Pennsylvania corporation ("Parent") and a wholly-owned subsidiary of GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales ("GSK"), completed its initial cash tender offer (the "Offer") for all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Company"), including the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Rights"), issued pursuant to the rights agreement, dated as of January 24, 2001, as amended, between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as rights agent (such Common Stock, together with the associated Rights, the "Shares"), at a price of $5.00 per Share, net to the seller in cash, without interest (such price per Share, the "Offer Price"), less any required withholding taxes, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 20, 2006 (the "Merger Agreement") by and among Parent, Purchaser and the Company. The Offer expired at 12:00 midnight, New York City time, on Tuesday, February 6, 2007. Upon expiration of the Offer, Purchaser accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer, and payment for such Shares will be made promptly, in accordance with the terms of the Offer. GSK and Purchaser have advised the Company that, as of the expiration of the Offer, a total of approximately 8,438,685 Shares were validly tendered to Purchaser and not withdrawn, including approximately 182,914 Shares delivered through notices of guaranteed delivery, representing approximately 78.53% of the Shares outstanding. These Shares include 102,538 Shares tendered by two wholly-owned subsidiaries of GSK.

On February 7, 2007, GSK issued a press release announcing that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on Wednesday, February 14, 2007, unless extended. Any such extension will be followed by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the subsequent offering period was scheduled to expire.

The same $5.00 per share price offered in the prior offering period will be paid during the subsequent offering period. Purchaser will immediately accept for payment all Shares validly tendered during this subsequent offering period, and payment will be made promptly after acceptance, in accordance with the terms of the Offer. Procedures for tendering Shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) Shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Statement"), originally filed with the Securities and Exchange Commission (the "SEC") on January 9, 2007, as subsequently amended, and (ii) the Tender Offer Statement on Schedule TO, originally filed by GSK with the SEC on January 9, 2007, as subsequently amended, and such information is incorporated herein by reference.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on December 21, 2006. The foregoing description of the subsequent offering period is qualified in its entirety by reference to the Tender Offer Statement on Schedule TO filed by GSK on January 9, 2007, as amended, which is attached hereto as Exhibit 20.2 and is incorporated by reference herein.

A copy of the press release issued by GSK announcing the expiration of the offering period and the initiation of the subsequent offering period is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events.

On February 7, 2007, GSK issued a press release announcing that Purchaser accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer, and payment for such Shares will be made promptly, in accordance with the terms of the Offer and that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 20.1

Solicitation/Recommendation Statement on Schedule 14D-9 of PRAECIS PHARMACEUTICALS INCORPORATED (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on January 9, 2007, as amended).

Exhibit 20.2	Tender Offer Statement on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on January 9, 2007, as amended).

Exhibit 99.1	Press Release issued by GlaxoSmithKline plc on February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2007	PRAECIS PHARMACEUTICALS INCORPORATED

	By:	/ s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
20.1

Solicitation/Recommendation Statement on Schedule 14D-9 of PRAECIS PHARMACEUTICALS INCORPORATED (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on January 9, 2007, as amended).

20.2	Tender Offer Statement on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on January 9, 2007, as amended).
99.1	Press Release issued by GlaxoSmithKline plc on February 7, 2007.